PFF BANCORP INC. ANNOUNCES

NEW STOCK REPURCHASE AUTHORIZATION

POMONA, Calif., October 26, 2005 - (BUSINESS WIRE) - PFF Bancorp Inc., (the "Company") (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., today announced that its Board of Directors has authorized the addition of 1.0 million shares to the 128,240 shares remaining under previous repurchase authorizations.  Shares of common stock will be repurchased in open market transactions as market conditions permit.  At September 30, 2005 the Company had 24,433,276 shares outstanding.

Contact:  Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc.

350 So. Garey Avenue, Pomona,

CA 91766, (909) 623-2323.